CUSIP No. 49705R 10 5	13G	Exhibit 99.1

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G relating to the Common Stock of PMV Pharmaceuticals, Inc. is filed on behalf of each of us.

Dated: February 16, 2021

 Nextech V Oncology S.C.S., SICAV-SIF

By:	Nextech V GP S.à r.l.
Its:	General Partner

By:	/s/ Dalia Bleyer
Dalia Bleyer, Managing Member

By:	/s/ Thomas Lips
Thomas Lips, Managing Member

Nextech V GP S.à r.l.

By:	/s/ Dalia Bleyer
Dalia Bleyer, Managing Member

By:	/s/ Thomas Lips
Thomas Lips, Managing Member

/s/ Thomas Lips
Thomas Lips

/s/ Dalia Bleyer
Dalia Bleyer